UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2024

Onconetix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	ONCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2024, the Board of Directors (the “Board”) of the Company appointed Ajit Singh to fill the vacancy created by the resignation of Neil Campbell. Dr. Singh will be a Class III director and will serve for a term expiring at the Company’s 2024 annual meeting of stockholders.

Dr. Singh is a Partner at Silicon Valley based Artiman Ventures, focused on early-stage technology and life science investments, with over $1 billion in assets under management. Besides serving on the board of directors of Artiman portfolio companies, he serves on the boards of Sofie Biosciences – a PET radiopharmaceuticals company focused on Oncology and Neurology, Leo Cancer Care – focused on radiation oncology, Artidis – an oncology diagnostics company with nanomechanical biomarkers for cancer, and Chronus Health, in the area of Point-of-Care diagnostics. He also serves on the Board of Trustees of American Association for Cancer Research (AACR) Foundation, the oldest and the largest cancer research organization globally. Dr. Singh is an Adjunct Professor in the School of Medicine at Stanford where he teaches clinical diagnostics and entrepreneurship. In the past, Dr. Singh has served as a Lead Director on the Board of Directors of Max Healthcare, and as a Senior Advisor to the Tata Trusts Cancer program – which developed a “plan centrally, deliver locally” platform for cancer care, and delivered it via comprehensive cancer centers built bespoke with funding from the Tata Group. Until recently, he also served on the board of directors of Cadila Pharmaceuticals. Prior to joining Artiman, Dr. Singh was the President and CEO of Biolmagene, a company specializing in AI-based Cancer Diagnostics, based in California. Biolmagene was acquired by Roche Pharmaceuticals in September 2010. Before Biolmagene, Dr. Singh spent nearly twenty years at Siemens in various roles, in the U.S., and in Germany, most recently as the global CEO of Siemens Oncology, and Siemens Digital Imaging Systems. Before transitioning to these executive responsibilities, Dr. Singh spent several years in R&D at Siemens Research in Princeton, responsible for research in the areas of artificial intelligence and robotics. During this time, he concurrently served as an adjunct faculty at Princeton University. Dr. Singh has a Ph.D. in Computer Science from Columbia University, a Master’s degree in Computer Engineering from Syracuse University, and a Bachelor’s in Electrical Engineering from Indian Institute of Technology (IIT) in Varanasi, India. He has published two books and numerous refereed articles and holds five patents. His Top-10 Book Review is carried by various blogs and reading journals in December every year.

Item 7.01 Regulation FD Disclosure.

On February 13, 2024, the Company issued a press release announcing the appointment of Thomas Meier, PhD, and Dr. Singh to the Board (the “Press Release”). The Press Release is attached hereto as Exhibit 99.1 and is being furnished herewith.

The information in this Item 7.01 of this Current Report on Form 8-K (the “Current Report”) and the Press Release being furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the Press Release attached as Exhibit 99.1 to this Current Report shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated February 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onconetix, Inc.

Date: February 13, 2024	By:	/s/ Bruce Harmon
Bruce Harmon
Chief Financial Officer

2